                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 ORGANOGENESIS
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                              ORGANOGENESIS INC.
                                 150 DAN ROAD
                          CANTON, MASSACHUSETTS 02021

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 15, 1996

  The Annual Meeting of Stockholders of Organogenesis Inc. (the "Company") will be held at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts, on Wednesday, May 15, 1996 at 10:00 A.M., local time, to consider and act upon the following matters:

    1. To elect seven directors to serve for the ensuing year;

    2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, increasing the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 shares;

    3. To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1996 fiscal year; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Stockholders of record at the close of business on March 22, 1996 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the meeting will be available for examination by stockholders during business hours at the Company's principal office beginning on May 8, 1996. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Steven D. Singer, Secretary

                                          Steven D. Singer, Secretary

Canton, Massachusetts
April 1, 1996

                          RETURN ENCLOSED PROXY CARD

  WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              ORGANOGENESIS INC.
                                 150 DAN ROAD
                          CANTON, MASSACHUSETTS 02021

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 15, 1996

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Organogenesis Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders to be held on Wednesday, May 15, 1996 at 10:00 a.m. at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts and at any adjournment of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the Meeting by giving written notice to that effect to the Secretary of the Company.

  On March 22, 1996, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote
an aggregate of     shares of Common Stock of the Company, $.01 par value (the
"Common Stock"). Each share is entitled to one vote.

  The Company's Annual Report for the fiscal year ended December 31, 1995 is being mailed to the stockholders concurrently with this Notice and Proxy Statement on or about April 1, 1996.

VOTING SECURITIES AND VOTES REQUIRED

  The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

  The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the proposed amendment to the Company's Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Meeting is required to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

  Unless otherwise instructed, the persons named in the enclosed proxy will vote to elect as directors the seven nominees named below. All of the nominees have indicated their willingness to serve, if elected, but if any would be unable to serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable.

  The following table sets forth the name and age of each nominee and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, when he or she first became a director of the Company and the names of other publicly held companies of which he or she serves as a director:

                                      PRINCIPAL OCCUPATION,                FIRST
                                       BUSINESS EXPERIENCE                BECAME A
   NAME, AGE                            AND DIRECTORSHIPS                 DIRECTOR
   ---------                          ---------------------               --------
Richard S. Cresse....... Corporate Vice President -- Sales at Arthur D.     1986
 Age 68                  Little, Inc. since November 1988.
William J. Hopke........ Executive Vice President and Chief Operating       1990
 Age 40                  Officer of Trilon Dominion Partners L.L.C. since
                         August 1995; Senior Vice President from June
                         1993 to August 1995 and Treasurer from June 1985
                         to May 1993 of Dominion Capital, Inc.; Vice
                         President of Dominion Capital Inc. from June
                         1985 to May 1993; President of Dominion
                         Financing, Inc. since January 1988; Assistant
                         Treasurer of Dominion Resources, Inc. since
                         1988. Director of Petersburg Long Distance,
                         Inc., Caldera Environmental Corp., Wilshire
                         Technologies, Inc., EPL Technologies, Inc. and
                         Advanced Materials, Inc.
Dr. Anton E. Schrafl.... Deputy Chairman of "Holderbank" Financiere         1987
 Age 62                  Glaris Ltd., a Swiss manufacturer of cement,
                         since July 1984; Director of Holnam, Inc.
Herbert M. Stein........ Chairman of the Board of Directors of the          1986
 Age 67                  Company since February 1991; Chief Executive
                         Officer of the Company since January 1987; Vice
                         Chairman of the Board of Directors of the
                         Company from January 1987 to February 1991;
                         Director of Ekco Group, Inc.
Dr. David T. Rovee...... President and Chief Operating Officer of the       1994
 Age 56                  Company since February 1994; Vice President of
                         Research and Development of the Company from
                         November 1991 to February 1994; employed by
                         Johnson & Johnson for the prior 25 years, most
                         recently as Vice President of Research and
                         Development for J&J Patient Care, Inc.

                                      PRINCIPAL OCCUPATION,                FIRST
                                       BUSINESS EXPERIENCE                BECAME A
   NAME, AGE                            AND DIRECTORSHIPS                 DIRECTOR
   ---------                          ---------------------               --------
Dr. Bjorn R. Olsen...... Hersey Professor of Anatomy, Department of         1994
 Age 55                  Anatomy and Cellular Biology, Harvard Medical
                         School from 1985 to 1993; Hersey Professor of
                         Cell Biology, Department of Cell Biology,
                         Harvard Medical School since 1993.
Marguerite A. Piret..... President of Newbury, Piret & Company, Inc., an    1995
 Age 48                  investment banking company, since 1981; Director
                         of BioSafe International, Inc. and the Pioneer
                         Mutual Funds.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTING THE SEVEN NOMINEES ABOVE.

                          INFORMATION RELATIVE TO THE
               BOARD OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

  The Audit Committee of the Board of Directors is comprised of Dr. Schrafl and Messrs. Cresse and Hopke. The Audit Committee held one meeting during 1995. The responsibilities of the Audit Committee are (1) to make recommendations to the Board of Directors regarding the engagement of the Company's independent accountants (2) to review the arrangements for the scope of the independent audit and the results of the audit and to report on the same to the Company's Board of Directors; (3) to establish and monitor policy relative to non-audit services performed by the independent accountants; and
(4) to assure that the accountants are in fact independent.

  The Nominating Committee of the Board of Directors is currently comprised of Dr. Schrafl and Mr. Stein. The Nominating Committee held one meeting during 1995. The Committee identifies and recommends candidates for nomination to the Board of Directors. The Nominating Committee does not consider nominees recommended by stockholders.

  The Compensation Committee of the Board of Directors is comprised of Dr. Olsen and Messrs. Cresse and Hopke. The Compensation Committee held three meetings during 1995. The Committee provides recommendations to the Board of Directors as to compensation arrangements with executive officers of the Company and grants options to the Company's executive officers.

  During 1995, the Board of Directors of the Company held four meetings. Each incumbent director attended at least 75% of the Board of Directors meetings which were held during his or her tenure, and of all committees of the Board on which he or she served.

COMPENSATION OF DIRECTORS

  Directors who are also officers of the Company do not receive compensation for their services to the Company as directors. Directors who are not also officers of the Company receive $500 for each Board of Directors meeting attended, $300 for each committee meeting attended and $1,750 per quarter.

                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth certain information as of March 22, 1996 with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers listed in the "Summary Compensation Table" below, and
(iv) the directors and executive officers of the Company as a group:

                                                   SHARES OF
                                                  COMMON STOCK     PERCENT OF
               NAME AND ADDRESS OF                BENEFICIALLY    COMMON STOCK
                BENEFICIAL OWNER                    OWNED(1)      OUTSTANDING
               -------------------                ------------    ------------
North American Management Corp. .................  [1,308,162](2)    [9.4]%
 Ten Post Office Square
 Boston, MA 02109
H.M. Stein Associates............................    [490,000](3)    [3.5]%
 c/o Herbert M. Stein
 2800 South Ocean Boulevard
 Boca Raton, FL 33432
Herbert M. Stein.................................    [639,038](4)    [4.6]%
Richard S. Cresse................................     [31,250](5)        *
William J. Hopke.................................     [25,000](6)        *
Dr. Bjorn R. Olsen...............................           0(5)         *
Dr. Anton E. Schrafl.............................    [108,750](7)        *
Dr. David T. Rovee...............................    [129,000](5)        *
Marguerite A. Piret..............................                        *
Dr. Michael L. Sabolinski........................     [57,625](5)        *
Dr. Nancy L. Parenteau...........................     [39,875](5)        *
Dr. Paul D. Kemp.................................     [39,875](5)        *
Donna L. Abelli..................................                        *
All directors and officers as a group (11
 persons)........................................  [1,096,663](8)    [7.8]%

--------

* Less than 1%.


(1) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes shares believed to be held beneficially by spouses, minor children and grandchildren. The inclusion of such shares in this Proxy Statement, however, does not constitute an admission that the named stockholders are direct or indirect beneficial owners of such shares.


(2) The information reported is solely based on information provided by North American Management Corp. Under common forms of discretionary account agreements between investment adviser and client, an investment adviser is vested with authority to dispose of shares. North American is an investment adviser and is thus considered, under Securities and Exchange Commission ("SEC") rules, to be a "beneficial owner." An investment adviser need not have any pecuniary interest to be considered a beneficial owner.


(3) Represents shares held by H.M. Stein Associates, a limited partnership owned by members of the immediate family of Herbert M. Stein, an officer and director of the Company. Mr. Stein owns approximately 8% of the partnership.

(4) Includes 582,500 shares of Common Stock which are subject to outstanding options exercisable within the 60-day period following March 28, 1996; 44,100 shares held by H.M. Stein Associates and 12,438 shares owned. Does not include 445,900 shares of Common Stock held by H.M. Stein Associates.

(5) Represents shares of Common Stock which are subject to outstanding options exercisable within the 60-day period following March 22, 1996.

(6) Excludes   shares of Common Stock held by Dominion Capital, Inc. Mr. Hopke has been an Executive Vice President and Chief Operating Officer of Trilon Dominion Partners Inc, an investment management company which manages portfolio investments for Dominion Capital, Inc. Mr. Hopke disclaims beneficial ownership of the Common Stock and the Preferred Stock held by
    Dominion Capital, Inc. Includes   shares of Common Stock which are subject
    to outstanding options exercisable within the 60-day period following March 22, 1996.

(7) Includes 77,500 shares owned and 31,250 shares of Common Stock which are subject to outstanding options exercisable within the 60-day period following March 22, 1996.

(8) Includes 44,100 shares held by H.M. Stein Associates, 12,438 shares held by Herbert M. Stein 77,500 shares held by Dr. Schrafl and 962,625 shares of Common Stock subject to outstanding stock options held by officers and directors which are exercisable within the 60-day period following March
    22, 1996. Excludes   shares of Common Stock held by Dominion Capital, Inc.
    (see footnote 6 above).

                               EXECUTIVE OFFICERS

  The following table sets forth the name and age and current position of each of the Company's non-director executive officers and each such officer's business experience during the past five years.

       NAME, AGE                     POSITION AND BUSINESS EXPERIENCE
       ---------                     --------------------------------
Michael L. Sabolinski,     Senior Vice President, Corporate Development and
 M.D. .................... Medical Affairs since August 1995; Vice President,
 Age 40                    Medical and Regulatory Affairs from February 1994 to
                           August 1995; Director of Clinical and Regulatory
                           Affairs from April 1992 to February 1994; Vice
                           President of Clinical Affairs at Advance Tissue
                           Sciences from November 1991 to March 1992; Director
                           of Cardiovascular Products at Sandoz Pharmaceuticals
                           Corp. from 1989 to November 1991.
Nancy L. Parenteau,        Senior Vice President, Cell and Tissue Science and
 Ph.D. ................... Chief Scientific Officer since August 1995; Vice
 Age 42                    President, Cell and Tissue Science from February
                           1994; Director, Cell Biology Research from 1989 to
                           February 1994.
Paul D. Kemp, Ph.D. ...... Vice President, Matrix Research since August 1995;
 Age 39                    Vice President, Connective Tissue Science from
                           February 1994 to August 1995; Director, Matrix
                           Engineering from 1990 to February 1994; Director,
                           Collagen Production from 1990 to 1992.
Joel T. Cademartori....... Vice President, Regulatory Affairs, Quality
 Age 53                    Assurance and Quality Control since August 1995;
                           Director, Quality Assurance from October 1994 to
                           August 1995; independent consultant of medical
                           products/quality assurance for various companies
                           from December 1990 to October 1994; general
                           management, Johnson & Johnson Medical Products from
                           June 1972 to December 1990.
Robert J. Buehler,         Vice President, Operations since November 1995;
 Ph.D. ................... Director, Process Development from August 1994 to
 Age 48                    November 1995; Director, Quality Assurance from June
                           1993 to August 1994; Director, Operations from June
                           1988 to June 1993.
Donna L. Abelli........... Vice President, Finance and Administration and Chief
 Age 37                    Financial Officer, Treasurer and Secretary since
                           March 1996; Partner, Coopers & Lybrand L.L.P. from
                           September 1992 to February 1996, and Manager from
                           May 1986 to September 1992.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is comprised of three independent non-employee directors and is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies regarding its executive officers. The Committee also recommends to the Board the base annual cash compensation and annual cash bonuses to be paid to each executive officer of the Company. The Committee also grants options to the Company's executive officers.

  The Company's overall policy on compensation, as adopted by the Committee, is to provide competitive compensation to enable the Company to attract and retain qualified executive officers. The compensation of the executive officers is structured and administered to promote the achievement of the Company's business goals, and thereby, to maximize corporate performance and stockholder returns. The Committee believes that in addition to adequate base cash compensation it is important to have cash bonuses constitute a significant portion of each executive officer's compensation package in order to tie an individual's compensation level to individual and corporate performance. The Committee also believes it is important to have stock incentives constitute a significant portion of each executive officer's compensation package to help align long-term interests of its executive officers with the interests of its stockholders.

 Compensation of Executive Officers

  Based upon the foregoing, the compensation of executive officers consists of a mixture of cash base salary, cash bonuses, fringe benefits and long-term common stock incentives. The common stock incentives are provided through the Company's stock option plan. The Company also maintains a contributory 401(k) program in which executive officers may participate. The 401(k) program became a contributory plan in April 1994. The maximum contribution which may be paid in any one year by the Company under the 401(k) program on behalf of any one employee is $900. In determining the total amount and mixture of the compensation package for each executive officer, the Committee and the Board, at least once a year, take into consideration numerous factors such as
(i) compensation of executive officers performing similar functions at comparable and competitive companies, (ii) individual performance of each executive officer, including contribution to the Company's goals, and
(iii) the Company's short-term and long-term needs and goals, including attracting and retaining key management personnel. As a result of this evaluation, the Committee recommends to the Board for approval for each executive officer appropriate changes in existing base salary effective upon the anniversary date of the employee's hiring and an annual cash bonus payable after the end of the calendar year.

  The stock option program is the Company's major long-term incentive plan to compensate executive officers. The objectives of this program are to align the executive officers' and stockholders' long-term interests by creating a strong and direct link between executive pay and stockholder return and to enable the executive officers to develop and maintain significant long-term stock ownership in the Company's Common Stock. Stock options generally are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten year terms, and vest ratably over five years. The amount of shares granted increases as a function of higher salary and position in the Company. The Committee granted stock options to six executive officers in 1995 to make their compensation package fully competitive with other companies in the Company's industry, as well as with a broader group of companies of comparable size and complexity.

 Compensation of Chief Executive Officer

  Mr. Stein, the Company's Chief Executive Officer, is eligible to participate in the same executive compensation programs available to other executive officers. The Committee has set Mr. Stein's annual compensation at a level it believes necessary to retain Mr. Stein in his executive position with the Company and to be comparable with other companies in the industry. In 1995, Mr. Stein's annual salary was virtually unchanged. The Committee awarded Mr. Stein a cash bonus of $219,798 for 1995 performance. The bonus reflects achievement of his and the Company's principal and individual 1995 performance goals. Also, in March 1995, the Committee granted Mr. Stein an option, based upon 1994 performance, to acquire an aggregate of 75,000 shares of the Company's Common Stock at an exercise price equal to the fair market value on the date of grant. The option becomes vested ratably over five years following the date of grant, subject to Mr. Stein's continued employment with the Company.

 Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows tax deductions to publicly traded corporations for compensation over $1 million paid to a corporation's Chief Executive Officer or any of its other four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Company intends to structure its compensation arrangements in a manner that will avoid disallowances under Section 162(m).

                                          Compensation Committee:

                                          Richard S. Cresse, Chairperson
                                          William J. Hopke
                                          Bjorn R. Olsen

                           SUMMARY COMPENSATION TABLE

  The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chairman and Chief Executive Officer and the Company's four other most highly compensated executive officers who received compensation in excess of $100,000 during 1995 (collectively, the "Named Executive Officers"):

                                                     LONG-TERM
                                                  COMPENSATION(1)
                                                    SECURITIES
                            ANNUAL COMPENSATION     UNDERLYING
    NAME AND PRINCIPAL     ---------------------- STOCK OPTIONS/   ALL OTHER
         POSITION          YEAR  SALARY   BONUS        SARS       COMPENSATION
    ------------------     ---- -------- -------- --------------- ------------
Herbert M. Stein.......... 1995 $266,200 $219,798     75,000        $19,594(2)
 Chairman and Chief        1994  266,900   65,000     75,000         19,594(2)
 Executive Officer         1993  241,238   65,000     46,875         19,594(2)
Dr. David T. Rovee........ 1995 $220,481 $ 86,439     50,000        $   900(3)
 President, Chief          1994  184,329   30,000     50,000            900(3)
 Operating Officer         1993  160,687   30,000     22,500          2,214(4)
Dr. Michael L.             1995 $146,385 $ 52,480     37,500        $   900(3)
 Sabolinski............... 1994  114,307        0     25,000            900(3)
 Senior Vice President --  1993  113,025   11,200      6,250         11,332(4)
 Corporate Development and
 Medical Affairs
Dr. Nancy L. Parenteau.... 1995 $122,289 $ 38,480     25,000        $   900(3)
 Senior Vice President --  1994   97,769    3,000     25,000            900(3)
 Cell and Tissue Science   1993      --       --       6,250              0
 and Chief Scientific
 Officer
Dr. Paul D. Kemp.......... 1995 $114,506 $ 10,000        --         $   900(3)
 Vice President -- Matrix  1994      --       --         --               0
 Research(5)               1993      --       --       6,250              0

--------

(1) The Company does not have a long-term compensation program that includes long-term incentive payouts, stock appreciation rights (SARs) or similar forms of compensation.

(2) Amounts shown are insurance premiums paid by the Company for a life insurance policy on Mr. Stein of which the Company is not a beneficiary and $10,000 paid for personal financial consulting services.

(3) Reflects amounts contributed by the Company pursuant to its 401(k) Plan.

(4) Includes reimbursement for relocation expenses.

(5) Dr. Kemp was appointed as executive officer of the Company in 1994; however, his total annual compensation in 1994 did not exceed $100,000.

                           OPTION GRANTS DURING 1995

  The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1995 by the Company to the Named Executive Officers:

                                 INDIVIDUAL GRANTS
                          -------------------------------
                                                                     POTENTIAL REALIZABLE VALUE
                            NUMBER                                     AT ASSUMED ANNUAL RATES
                              OF     PERCENT OF                            OF STOCK PRICE
                          SECURITIES   TOTAL                           APPRECIATION FOR OPTION
                          UNDERLYING  OPTIONS   EXERCISE                   TERM COMPOUNDED
                           OPTIONS   GRANTED TO  OR BASE                     ANNUALLY(2)
                           GRANTED   EMPLOYEES  PRICE(1)  EXPIRATION ---------------------------
        NAME                 (#)      IN 1995   ($/SHARE)    DATE       5% ($)       10% ($)
        ----              ---------- ---------- --------- ---------- ------------ --------------
Herbert M. Stein........    75,000     18.45%    $10.80    3/15/05   $    509,408 $    1,290,930
Dr. David T. Rovee......    50,000     12.30      10.80    3/15/05        339,605        860,620
Dr. Michael L.
 Sabolinski.............    37,500      9.22      10.80    3/15/05        254,704        645,465
Dr. Nancy L. Parenteau..    25,000      6.15      10.80    3/15/05        169,803        430,310
Dr. Paul D. Kemp........       --        --         --         --             --             --

--------

(1) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options are exercisable in five equal annual installments of 20% each year commencing one year from the date of grant.

(2) Amounts shown under these columns are the results of calculations of the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The table does not take into account any appreciation in the price of the Common Stock to date.

  The following table sets forth certain information regarding options held as of December 31, 1995 by the Named Executive Officers.

                    AGGREGATED OPTION EXERCISES DURING 1995
                          AND YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                      UNDERLYING OPTIONS AT    IN-THE-MONEY OPTIONS AT
                             SHARES                        YEAR-END(1)           YEAR END ($)(1)(2)
                          ACQUIRED ON     VALUE     ------------------------- -------------------------
        NAME              EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
        ----              ------------ ------------ ----------- ------------- ----------- -------------
Herbert M. Stein........      --          $ --        627,500      225,625    $7,032,438   $2,195,904
Dr. David T. Rovee......      --            --        109,000      126,000     1,105,275    1,232,600
Dr. Michael L.
 Sabolinski.............      --            --         37,125       78,500       365,059      721,738
Dr. Nancy L. Parenteau..      --            --         29,875       62,000       384,416      592,600
Dr. Paul D. Kemp........      --            --         34,875       37,000       460,291      403,225

--------

(1) Options granted under the 1986 Stock Option Plan become exercisable in five equal annual installments of 20% each year commencing one year from the date of grant.

(2) The value of unexercised in-the-money options represents the difference between the closing price of the Company's Common Stock on the American Stock Exchange on December 29, 1995 and the option exercise price.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Coopers & Lybrand Biotech Index during the five years ending December 31, 1995. The graph and table assume $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices.


                       [Performance Graph appears here]

                                1990    1991    1992    1993    1994    1995
                               ------- ------- ------- ------- ------- -------
Organogenesis, Inc............ $100.00 $276.00 $124.00 $124.00 $274.00 $319.00
S&P 500 Index................. $100.00 $130.00 $140.00 $155.00 $157.00 $215.00
Coopers & Lybrand Biotech
 Index........................ $100.00 $230.00 $290.00 $285.00 $258.00 $392.00

SECTION 16 REPORTING

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it with respect to 1995, or written representations from certain reporting persons, the Company believes that during the preceding year its directors, officers and persons who own more than 10% of the Company's Common Stock have complied with all filing requirements.

COMPENSATION ARRANGEMENTS

  Each Named Executive Officer has an employment arrangement with the Company which provides that in the event of a change in control of the Company, his or her employment with the Company will be guaranteed for one year from the date of such change in control and all stock options will become fully vested upon any such change in control. See Summary Compensation Table; Aggregated Option Exercises During 1995 and Fiscal Year-End Option Value table.

CERTAIN TRANSACTIONS

  In 1995, the Company's wholly owned subsidiary, ECM Pharma Inc. licensed from Harvard University a compound which has the potential to regulate the breakdown of extracellular matrix and to modify tissue remodeling. ECM Pharma also entered into a research collaboration with Dr. Bjorn Olsen of the Harvard Medical School related to the discovery of extracellular matrix-related therapeutics. The Company expended approximately $194,000 during 1995 to fund the research collaboration. Dr. Bjorn Olsen is a member of the Company's Board of Directors.

SCIENTIFIC ADVISORY BOARD

  The Company has a Scientific Advisory Board ("SAB") comprised of five physicians, professors and scientists in various fields of medicine and science. The SAB meets from time to time to advise and consult with management and the Company's scientific staff. Members of the SAB receive a $1,000 fee for each meeting attended and are reimbursed for expenses in attending meetings. Non-statutory stock options have been granted to members of the SAB. As of March 22, 1996, members of the SAB held options, in connection with their service as SAB members, to purchase an aggregate of 10,000 shares of the Company's Common Stock at an average exercise price of $11.48 per share under the Company's 1986 Stock Option Plan.

                                   ITEM NO. 2

             APPROVAL OF AMENDMENT TO THE ARTICLES OF ORGANIZATION

  On March 13, 1996, the Board of Directors of the Company unanimously voted to recommend to the stockholders that the Company's Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 shares. On September 8, 1995, the Board of Directors also declared a stock split of the issued shares of the Company's Common Stock. The stock split was affected as a 25% Common Stock dividend paid by the Company on September 8, 1995 to stockholders of record on September 1, 1995.

  The authorized Common Stock of the Company currently consists of 20,000,000
shares, $.01 par value per share, of which   shares were outstanding as of
March 22, 1996, approximately 4,062,429 shares were duly authorized and reserved for issuance pursuant to the Company's stock option plans, stock purchase plans and other employee benefit plans; and 521,875 shares were reserved for issuance pursuant to outstanding warrant agreements. The Board of Directors believes that the authorization of additional shares of Common Stock is desirable to provide shares for issuance in connection with possible future stock dividends, future financings, joint ventures, acquisitions or other general corporate purposes. However, there is no existing plan, understanding or agreement for the issuance of any shares of Common Stock with the exception of the shares of Common Stock available for issuance described above. If the amendment is adopted by the stockholders, the Board of Directors will have authority to issue shares of Common Stock without the necessity of further stockholder action. Holders of Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF ORGANIZATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   ITEM NO. 3

                      SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1996 fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1986. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting. They will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  The expenses connected with soliciting proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. The Company will pay a fee of approximately $5,000 paid to Georgeson & Company Inc. to assist with the solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDERS PROPOSALS

  In order to be considered for addition to the agenda for the 1997 Annual Meeting of Stockholders and to be included in the Proxy Statement and form of proxy, stockholders' proposals should be addressed to the Secretary of the Company and must be received at the principal office of Organogenesis in Canton, Massachusetts no later than December 31, 1996.

                                          By Order of the Board of Directors,

                                          (ART)

                                          Steven D. Singer, Secretary
Canton, Massachusetts
April 1, 1996

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.